Exhibit 10(a)
- -------------



                           RESTRICTED STOCK AGREEMENT



                              SCOTT PAPER COMPANY

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----


1.   AWARD OF SHARES ....................................................     1
     ---------------

2.   AWARD RESTRICTION ..................................................     1
     -----------------

3.   STOCK CERTIFICATES .................................................     8
     ------------------

4.   CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT ....................     9
     -----------------------------------------------

5.   WITHHOLDING TAXES ..................................................    10
     -----------------

6.   ADMINISTRATION .....................................................    11
     --------------

7.   NO RIGHT TO CONTINUED EMPLOYMENT ...................................    11
     --------------------------------

8.   NON-COMPETITION ....................................................    11
     ---------------

9.   NOTICE .............................................................    13
     ------

10.  ENTIRE AGREEMENT; CONFLICT WITH PLAN ...............................    13
     ------------------------------------

11.  SHAREHOLDER APPROVAL; COMPENSATION LIMITATION ......................    13
     ---------------------------------------------

12.  FORCE AND EFFECT ...................................................    14
     ----------------

13.  PREVAILING LAWS ....................................................    14
     ---------------

14.  SUCCESSORS .........................................................    14
     ----------

                                 RESTRICTED STOCK AGREEMENT
                                 --------------------------

          AGREEMENT, made as of _______________, 1994, by and between Scott Paper Company, a Pennsylvania corporation (the "Company") and _______________ ("Grantee");

          WHEREAS, Scott Paper Company maintains the 1994 Long-Term Incentive Plan ("Plan") under which the Compensation Committee of the Company's Board of Directors ("Committee") may, among other things, award the Company's Common Shares (the "Shares") to such employees of the Company and its United States Subsidiaries as the Committee may determine, subject to such terms, conditions, or restrictions as it may deem appropriate; and

          WHEREAS, pursuant to the Plan, the Committee has awarded to the Grantee a restricted stock award subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.  AWARD OF SHARES
              ---------------

          In accordance with the provisions of the Plan, the Committee has awarded to the Grantee on the date first set forth herein ("Initial Date") the right to receive _______________ Shares ("Restricted Shares") subject to the terms, conditions, and restrictions set forth herein and in the Plan. Capitalized terms not otherwise defined herein shall be as defined in the Plan.

          2.  AWARD RESTRICTION
              -----------------

          (a) Ownership of the Restricted Shares shall not vest in the Grantee, and such Restricted Shares shall be subject to forfeiture, until the conditions of each of Sections 2(b) and 2(c) are fully satisfied. (The lapse of all of the restrictions hereunder with respect to the Grantee's rights in the Restricted Shares shall be hereafter referred to as "Vesting"; the period between the date ("Grant Date") upon which the Restricted Shares are awarded to the Grantee pursuant to Section 2(b) and the date of Vesting hereafter is referred to as the "Restricted Period"; and the date of Vesting shall be hereafter referred to as the "Vesting Date.")

          (b) In order to be entitled to an award of Restricted Shares, the Grantee must purchase Shares ("Qualifying Shares") in a Qualifying Transaction. For these purposes, a Qualifying Transaction shall mean the acquisition of Shares in which such Grantee owns the legal and beneficial interest by any means other than through a Company program, including without limitation (x) Shares received from the Company pursuant to a base salary or incentive award deferral program, the exercise of stock options, Vesting in a Restricted Stock award or the reallocation of Shares to the Grantee with respect to such an award or (y) Shares purchased on behalf of the Grantee's account in the Company's 401(k), savings or other qualified profit sharing plan; provided, further, that to be treated as a Qualifying Share, an acquisition must increase the Grantee's actual ownership of Shares by not less than the number of Shares acquired in the Qualifying Transaction.

              (i) Subject to the provisions hereof, the Grantee shall be awarded three (3) Restricted Shares for each one (1) Qualifying Share acquired in a Qualifying Transaction occurring on or after June 4, 1994 and before September 25, 1998; provided, however, that the maximum number of Restricted Shares which may be awarded to the Grantee hereunder shall not exceed the number set forth in Paragraph 1.

              (ii) The Grantee may purchase all or any portion of the aggregate number of Qualifying Shares required to obtain the maximum number of Restricted Shares which may be awarded hereunder at any time on or after June 4, 1994 and before September 25, 1998; provided, however, to the extent that the Grantee has not previously purchased such maximum number of Qualifying Shares, the Grantee must purchase not less than five hundred (500) Qualifying Shares on or before December 15, 1994 or, if applicable, within the first 60 day period thereafter that the Grantee may purchase Qualifying Shares without causing a violation of Federal or State securities laws due to his or her status as an "insider" and an additional five hundred (500) Qualifying Shares during the twelve month period ending on or before each subsequent September 25 thereafter to and including September 25, 1998. In the event a minimum purchase is not made during any twelve month period, the Grantee will forfeit his or her right to purchase Qualifying Shares during any subsequent 12 month period. Vesting in Restricted Shares with respect to which Qualifying Shares were purchased during the 12 month period(s) prior to the period in which the failure to purchase (500) Qualifying Shares occurs shall continue in accordance with the terms of this Agreement, however, Shares purchased during such period shall not be considered Qualifying Shares for purposes of this Agreement.

              (iii) On or before December 15, 1994 and thereafter on or before each date which is the earlier of (w) each following September 25 or the
(x) the date upon which one hundred percent (100%) of the Grantee's Restricted Shares shall have Vested, the Grantee shall submit to the Committee a certified statement, executed by the Grantee, which (y) sets forth, in detail, the facts concerning the acquisition of the Qualifying Shares, and (z) affirms that the Grantee has not sold, transferred or otherwise disposed of Qualifying Shares previously acquired by the Grantee and that the aggregate number ("Grantee Share Ownership Amount") of Shares owned by the Grantee (other than those described in this Section 2(b)(x) and (y)) since the Initial Date is not less than the sum of
(u) the number of Shares owned on the Initial Date (other than those described in this Section 2(b)(x) and (y)) and (v) the total number of Qualifying Shares acquired by the Grantee on or following the Initial Date. For these purposes, the pledge of, or the granting of a security interest in, Qualifying Shares in connection with a loan obtained by the Grantee to acquire, carry or hold such shares shall not be treated as a sale, transfer or disposition.

              (iv) Within five (5) days following a Qualifying Transaction, the Grantee shall notify the Committee in writing of such acquisition, including the number of Qualifying Shares so acquired, and shall certify that the acquisition is a Qualifying Transaction and the Grantee's Share Ownership Amount, determined as of the date of such Qualifying Transaction, satisfies the requirements of
Section 2(b)(iii)(z). Upon receipt of such certificate, the Committee shall, as soon as practicable, award the appropriate number of Restricted Shares to the Grantee. For purposes of this Agreement, the Grant Date with respect to each Restricted Share shall be the date upon which the Grantee engaged in a Qualifying Transaction which resulted in the award of such Restricted Share.

          (c) Twenty percent (20%) of the Restricted Shares awarded on each Grant Date shall become vested in the Grantee on the June 30 shown as the "initial vesting date" in Section 2(d) and on each of the first, second, third and fourth anniversaries thereof, subject to the terms hereof, including but not limited to the attainment of the Performance Goal described in Section 2(d), as the Performance Goal is applied to each twenty percent (20%).

          (d) Subject to the provisions of Sections 2(c), 2(d)(i) and Paragraph 4 an award of Restricted Shares made pursuant to Section 2(b) shall not vest in the Grantee unless the Company shall have equalled or exceeded the Performance Goal; provided, however, that if and to the extent that any Restricted Shares have not vested on or before the September 15 occurring in the seventh calendar year following the Grant Date because of the failure to satisfy the Performance Goal with respect to such Restricted Shares, the Grantee shall forfeit all of his or her rights to such Restricted Shares. For purposes of Grants awarded on or prior to December 15, 1994 or, if applicable, within the first 60 day period thereafter that the Grantee may purchase Qualifying Shares without causing a violation of Federal or State securities laws due to his or her status as an "insider," the Performance Goal shall mean that (x) the cumulative increase, calculated on an annualized basis, in the Fair Market Value of the Shares during fifteen (15) out of the twenty (20) consecutive trading days ("Test Days") (on which the New York Stock Exchange is open) immediately preceding and including each June 30 (beginning on June 30, 1995) over the Fair Market Value of the Company's Shares on July 1, 1994 (each such period hereinafter is referred to as the "Measuring Period") exceeds (y) the cumulative increase calculated on an annualized basis in the Standard and Poor's 500 Index ("S&P Index") for the same Measuring Period, by not less than one (1) percentage point. For purposes of Grants awarded after December

15, 1994, the Measuring Period shall commence on the applicable July 1st in accordance with the following schedule:


         Dates Grant of                        Commencement        Initial
     Restricted Shares Awarded             of Measuring Period  Vesting Date
     -------------------------             -------------------  ------------
December 16, 1994 - September 25, 1995     July 1, 1995         June 30, 1996

September 26, 1995 - September 25, 1996    July 1, 1996         June 30, 1997

September 26, 1996 - September 25, 1997    July 1, 1997         June 30, 1998

September 26, 1997 - September 25, 1998    July 1, 1998         June 30, 1999


The Performance Goal shall be calculated in accordance with the same methodology set forth in this Section 2(d)(x) and (y) above.

              (i) The Committee shall compare the increase (calculated on an annualized basis) in the Fair Market Value of a Share during such Measuring Period with the increase (calculated on annualized basis) in the S&P Index for such Measuring Period for each Test Day occurring at the end of such Measuring Period. In the event that, with respect to not less than fifteen (15) of the twenty (20) Test Days the annualized increase in the Fair Market Value of the Shares exceeds the annualized increase in the S&P Index by not less than one (1) percentage point, the Company shall be deemed to have achieved the Performance Goal for such Measuring Period. In the event the Performance Goal is not achieved in any initial Measuring Period and the Performance Goal is achieved at any time during a subsequent Measuring Period (i.e., Test Days are any (20)
                                               ----
consecutive trading days during the subsequent Measuring Period, not just the 20 days ending on June 30), the Grantee shall vest in all Restricted Shares for which he or she has satisfied the requirements of Section 2(b) with respect to any earlier Measuring Period in which the Performance Goal was not achieved with Vesting to occur on the date the Performance Goal is achieved. For the then current Measuring Period, the Test Days will be those days immediately preceding and including the June 30th, which shall be considered the Initial Vesting Date for that period.

              (ii) In the event that on any June 30, the Shares are no longer listed on the New York Stock Exchange or the S&P Index no longer is readily available, the Committee shall select a readily available and appropriate stock index to utilize in calculating the Performance Goal.

          (e) Subject to the provisions of Section 5(a), upon the Vesting of the Restricted Shares, the Grantee shall own the Restricted Shares free and clear of all restrictions imposed by this Agreement, and the Grantee shall be free to hold or dispose of such shares at will. The Qualifying Shares shall at all times be owned by the Grantee free and clear of any restrictions or conditions related to this Agreement, or the Restricted Shares awarded hereunder, and the Grantee shall be free to sell, assign, transfer, pledge or otherwise dispose of the Qualifying Shares, although such transaction may adversely affect his or her rights hereunder.

          (f) During the Restricted Period, the Restricted Shares may not be transferred or encumbered by the Grantee by means of sale, assignment, mortgage, transfer, exchange, pledge, or otherwise. The levy of any execution, attachment, or similar process upon the Shares shall be null and void.

          3.   STOCK CERTIFICATES
               ------------------

               (a) Restricted Shares shall be evidenced by one or more stock certificates registered in the name of the Grantee or a nominee or nominees therefor. Prior to Vesting, the Company shall prepare and issue a certificate for the Restricted Shares (the "Share Certificate"), which shall be registered in the name of the Grantee and which shall bear the following restrictive legend, in addition to such other legends (if any) as the Company may deem necessary or desirable under any applicable law:

                              "Restricted Shares"
                              -------------------

                         The shares represented by this certificate
               are subject to the restrictions and other conditions contained in the Scott Paper Company 1994 Long Term Incentive Plan and the Restricted Stock Agreement dated September 16, 1994 between Scott Paper Company and the person named on this certificate, including restrictions on the sale, encumbrance or transfer of the shares represented by this certificate.


               (b) The Grantee shall execute and deliver to the Director, Corporate Compensation & Benefits (the "Escrow Agent") a stock power designating the Company as the transferee of an unspecified number of Shares, which stock power may be completed by the Escrow Agent as specified herein. The Grantee and the Company each waive the requirement that the signature of the Grantee on the stock power be guaranteed. Upon receipt of a copy of this Agreement and the stock power, each signed by the Grantee, the Escrow Agent shall promptly notify the proper officers of the Company who shall cause the Share Certificate to be deposited with the Escrow Agent, to be held in accordance with the terms of this Agreement.

               (c) Upon Vesting, the Company shall cause to be delivered to the Grantee (i) a certificate for the Shares which have vested free and clear of restrictive legends and (ii) any stock powers signed hereunder by the Grantee remaining in its possession. In the event that the Grantee dies after Vesting and before delivery of the certificate, such certificate shall be delivered to, and registered in the name of, the Grantee's beneficiary or estate, as the case may be. In lieu of any fractional share, the Company shall pay to the Grantee, the Grantee's beneficiary or estate, as the case may be, in cash, an amount equal to the Fair Market Value of such fractional share on the date of delivery of such certificate.

               (d) Except as otherwise provided in Section 2 and this Section 3, during the Restricted Period and after the certificates for the Restricted Shares have been issued, the Grantee shall be entitled to all rights of a stockholder of the Company, including the right to vote and the right to receive dividends, with respect to the Restricted Shares subject to this Agreement. Subject to applicable withholding requirements, dividends on the Restricted Shares shall be paid to the Grantee when earned.

               (e) The Escrow Agent is hereby authorized by the Grantee to utilize the stock power delivered by the Grantee to transfer all forfeited Shares to the Company.

          4.   CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT
               -----------------------------------------------

               (a) In the event that a Change of Control shall occur during the Restricted Period any Restricted Shares awarded more than six (6) months prior to the date of such Change of Control shall automatically Vest and any Restricted Shares awarded not earlier than six (6) months prior to such Change of Control shall Vest upon the lapse of six months and one day following the Grant Date with respect to such Restricted Shares.

               (b) Except as otherwise provided in subparagraph (a) of this paragraph 4, in the event of the termination of the Grantee's active employment with the Company (whether voluntarily or involuntarily through death, retirement, disability, or otherwise) prior to the end of the Restricted Period, all of the Grantee's rights in and to the Restricted Shares then credited to such Grantee's account shall be forfeited as of the date of termination. Any reference herein to active employment with the Company shall be deemed to include employment with any subsidiary.

               (c) The Grantee shall be the only person who may effectuate a Qualifying Transaction, and the Grantee must effectuate the same while he or she is still employed by the Company.

          5.   WITHHOLDING TAXES
               -----------------

               (a) In connection with the delivery of any stock certificates, or the making of any payment in accordance with the provisions of this Agreement, the Company shall withhold Shares or cash amounts (for fractional Shares) equal to the taxes then required by applicable federal, state and local law to be so withheld (taking into account any election made by the Grantee in accordance with Section 5(b)).

               (b) In the event that the Grantee shall elect to recognize income with respect to Restricted Shares in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, the Grantee (i) shall furnish the Committee with a copy of such election within ten days of its filing; and (ii) shall pay to the Company the taxes which the Company is required to withhold as a result of such election, in the amount and on such terms and conditions as the Committee may determine.

          6.  ADMINISTRATION
              --------------

          In addition to the administrative authority set forth in the Plan itself, the Committee shall have full authority and sole discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, the Grantee, the Grantee's Estate and any and all other interested parties. The Grantee hereby acknowledges receipt of the Company's Prospectus which includes the text of the Plan.

          7.  NO RIGHT TO CONTINUED EMPLOYMENT
              --------------------------------

          Nothing in the Plan or this Agreement shall confer on the Grantee any right to continue as an employee of the Company or in any way affect the Company's or any subsidiary's right to terminate the Grantee's employment at any time.

          8.  NON-COMPETITION
              ---------------

          In consideration of the award of shares under the Plan, Grantee agrees as follows:

              (a) During Grantee's employment by the Company and for a period of 24 months following the termination of such employment for any reason, Grantee will not, without the written consent of the Company, either as principal, agent, consultant, employee, director, or otherwise, engage in any competitive work or other competitive activity. For purposes of this Agreement, "competitive work or other competitive activity" means engaging in the manufacture, development, advertising, promotion, or sale of any product which is the same or similar to or competitive with any products of the Company with respect to which Grantee's work has been directly concerned at any time during the 24 months preceding the termination of Grantee's employment or with respect to which during the same time period Grantee acquired knowledge of trade secrets or other confidential information. For purposes of this Agreement, the definition of the term "Confidential Information" contained in the Employee's Agreement signed by the Grantee is incorporated by reference. Grantee will consult with the Company when considering entering into any activity which might violate this paragraph. Grantee will refrain from the activity described in the paragraph within such geographic area as is necessary to protect the interests of the Company.

              (b) Should the Company determine it is necessary to enforce restrictions on Grantee's activities following the termination of Grantee's employment by the Company, the Company may, in its sole discretion, elect to proceed under one or more of this Agreement, the Employee's Agreement signed by the Grantee, or any other agreement between the Company and Grantee containing such restrictions. To the extent the Company elects not to proceed under the Employee's Agreement, Grantee hereby surrenders Grantee's rights under the Employee's Agreement and will not seek performance by the Company under the Employee's Agreement.

              (c) In the event a court of competent jurisdiction finds that the provisions of this paragraph are too burdensome on the Grantee as to length of time or geographic location, the provisions of this paragraph shall not be stricken from the Agreement but rather shall be modified to conform to the findings of the court.

          9.  NOTICE
              ------
          Any notice to the Company hereunder shall be in writing addressed to:

          Director, Corporate Compensation & Benefits
          Scott Paper Company
          Scott Plaza
          Philadelphia, Pennsylvania  19113

          Any notice to the Grantee hereunder shall be in writing addressed to:

          ______________________________

          ______________________________

          ______________________________

          or such other address as the Grantee shall notify the Company in writing.

          10.  ENTIRE AGREEMENT; CONFLICT WITH PLAN
               ------------------------------------

               (a) This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by each of the parties hereto. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default thereof.

               (b) The Restricted Shares awarded hereunder are awarded pursuant and subject to the Plan. This Agreement is intended to supplement and carry out the terms of the Plan. It is subject to all terms and provisions of the Plan and, in the event of a direct conflict, the Plan shall prevail.

          11.  SHAREHOLDER APPROVAL; COMPENSATION LIMITATION
               ---------------------------------------------

          The Grantee agrees that if, in the opinion of the Company's counsel, the applicable provisions of Section 162(m) of the Code and Prop. Treas. Reg.
(S) 1.162-27 (or any applicable final regulation) shall require the approval of the Company's shareholder for all or any portion of this

Agreement, this Agreement shall terminate, and any Restricted Shares awarded hereunder shall be forfeited, unless the Company's shareholders shall timely approve such matters as counsel shall determine are required under the Code and Regulations. The Company hereby agrees that, if such shareholder approval is deemed to be necessary, it shall seek such approval at the Company's next annual meeting of its shareholders. The Grantee further agrees that the Compensation Committee shall have the authority to defer Vesting in any Restricted Shares awarded hereunder to the extent that the Compensation Committee in its sole discretion determines that Vesting in Restricted Shares would cause the maximum deductible compensation limitation set forth in Section 162(m) of the Code to be exceeded. The Compensation Committee shall designate March 31 of the next calendar year as the deferred Vesting date. The Grantee shall only vest in the Restricted Shares, as to which Vesting is deferred, if he or she is still in the employ of the Company on the applicable March 31.

          12.  FORCE AND EFFECT
               ----------------

          The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

          13.  PREVAILING LAWS
               ---------------

          This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts made, and to be enforced, within the Commonwealth of Pennsylvania.

          14.  SUCCESSORS
               ----------

          This Agreement shall be binding upon and inure to the benefits of the successors, assigns and heirs of the respective parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on _______________ ___, 1994, to be effective as of ________________ ___, 1994.


                                    SCOTT PAPER COMPANY


                                    By:  ___________________________
                                         Name:
                                         Title:



                                         GRANTEE


                                         ___________________________
                                         Name: